Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 18, 2022 (the “Effective Date”), among Casa Systems, Inc., a Delaware corporation (the “Company”), and Verizon Ventures LLC, a Delaware limited liability (the “Purchaser”).

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, the Purchaser wishes to purchase, and the Company wishes to issue and sell, upon the terms and conditions stated in this Agreement, shares (the “Shares”) of the Company’s Common Stock. The Shares are collectively referred to herein as the “Securities.”

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.	DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Closing” means the closing of the purchase and sale of the Securities on the Closing Date pursuant to Section 2.1 of this Agreement.

“Closing Date” means April 18, 2022.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share.

“Company’s knowledge” or “knowledge of Company” means the actual knowledge of Jerry Guo, Scott Bruckner, Timothy Rodenberger and Lucy Xie, after reasonable inquiry of officers or employees of the Company with primary responsibility for such matter.

“Effectiveness Date” means the date the Resale Registration Statement pursuant to Section 4 has been declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Registration Rights Agreement” means the Rights Agreement, dated April 26, 2010, between the Company and the investors party thereto.

“Fraud” means actual, not constructive, common law fraud (under the laws of the State of Delaware) in the making of the representations and warranties expressly given in this Agreement.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Authority” means any government, regulatory or administrative agency, commission, court, tribunal, arbitrator or authority or other legislative, executive, administrative, regulatory or judicial governmental official or entity (in each case including any self-regulatory organization or securities exchange, including Nasdaq), whether federal, state, provincial, regional or local, domestic, foreign or multinational.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Liens” means any mortgage, pledge, lien, charge, encumbrance, security interest or other restriction of any kind or nature, whether based on common law, statute or contract.

“Material Adverse Effect” shall mean any change, event, condition, effect, development, state of facts, circumstance or occurrence (each, an “Effect”) that, individually or when taken together with all other Effects, (a) has had or would reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties, liabilities or results of operations of the Company and its subsidiaries, taken as a whole, or (b) would reasonably be expected to prevent or delay, interfere with, hinder or impair the Company’s ability to timely perform its obligations under, or timely consummate any of the transactions contemplated by, this Agreement (including the issuance and sale of the Shares), in accordance with the terms of this Agreement; provided, that for purposes of clause (a) hereof, the following Effects shall not constitute a “Material Adverse Effect”: (i) changes occurring after the date hereof in conditions in the United States of America or global economy or capital or financial markets generally, including changes in interest or exchange rates, (ii) changes occurring after the date hereof in law (or the interpretation thereof) or changes to GAAP occurring after the date hereof that, in each case, generally affect the technology or telecommunications industries, (iii) acts of war, sabotage or terrorism occurring after the date hereof, or any escalation or worsening of any such acts of war, sabotage or terrorism, or (iv) earthquakes, hurricanes, floods or other natural disasters (including the COVID-19 pandemic) occurring after the date hereof, provided, however, that any Effect referred to in clauses (i)-(iv) above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur only if such Effect has had or would reasonably be expected to have a disproportionate effect on the Company and its subsidiaries, taken as a whole, compared to other companies in the general industries in which the Company and its subsidiaries operate.

“Nasdaq” means the Nasdaq Global Select Market.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, any other form of entity or any group comprised of two or more of the foregoing.

“Purchase Price” means $4.24 per share as per the formula indicated on Exhibit A.

“Reporting Period” means the period commencing on the Closing Date and ending on the date that no Registrable Shares are outstanding.

“Resale Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act pursuant to Section 4 hereof.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” means collectively all reports, schedules, forms, statements and other documents (including the exhibits thereto and documents incorporated by reference therein) filed with, or furnished to, the Commission by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, after January 1, 2021 and prior to the date of this Agreement (and remaining publicly available).

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act, but shall be deemed to not include the location and/or reservation of borrowable shares of Common Stock.

“subsidiary” means any entity the Company wholly owns or controls, or in which the Company, directly or indirectly, owns or controls a majority of the securities entitled to vote generally in the election of directors thereof or similar governing body.

“Trading Day” means a day on which the Common Stock is traded on Nasdaq.

“Transaction Documents” means this Agreement, and any other documents or agreements executed and delivered to the Purchaser in connection with the transactions contemplated hereunder.

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.

2.	PURCHASE AND SALE

2.1 Closing.

(a) At the Closing, upon the terms set forth herein and subject to the satisfaction (or, to the extent permitted by applicable law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Section 2.2, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company the number of Shares set forth opposite the Purchaser’s name on Exhibit A hereto, at a purchase price equal to the Purchase Price per Share.

(b) At the Closing, the Purchaser shall deliver to the Company via wire transfer of immediately available funds equal to the aggregate purchase price set forth opposite the Purchaser’s name on Exhibit A hereto, and the Company shall deliver to the Purchaser its Securities in the amounts set forth opposite the Purchaser’s name on Exhibit A hereto, deliverable at the Closing on the Closing Date in accordance with Section 2.2 of this Agreement. The Closing shall occur at 10:00 a.m. (New York City time) on the Closing Date and shall be conducted remotely via the electronic exchange of documents and signatures or such other time and location as the parties shall mutually agree.

2.2	Deliveries; Closing Conditions.

(a) At the Closing, the Company will deliver or cause to be delivered to the Purchaser certificate(s) or book-entry shares, at the Purchaser’s option, representing the Shares purchased by the Purchaser, registered in the Purchaser’s name and free and clear of all Liens, except for restrictions under any applicable securities laws. Such delivery shall be against payment of the purchase price therefor by the Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company’s written wire instructions.

(b) The obligations of the Company, on the one hand, and the Purchaser, on the other hand, hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties contained herein (unless made as of a specified date therein) of the Company (with respect to the obligations of the Purchaser) and the Purchaser (with respect to the obligations of the Company);

(ii) all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchaser) and the Purchaser (with respect to the obligations of the Company) required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) Verizon Sourcing LLC and the Company shall have duly executed and delivered the Letter of Agreement between the Company and Verizon Sourcing LLC, on behalf of itself and for the benefit of its Affiliates relating to a 5G Core Casa SMF+PGW-C & UPF+PGW-U Applications; and

(iv) there shall be no temporary or permanent decree, judgment, order, injunction, ruling or writ enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, or any applicable law be in effect enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

(c) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) there shall have been no Material Adverse Effect since the date hereof;

(ii) The Purchaser shall have received a certificate of the Secretary of the Company (a “Secretary’s Certificate”), dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchaser;

(iii) The Company shall have caused the Securities to be issued in connection with the transactions contemplated hereby to be approved for listing (subject to official notice of issuance) on Nasdaq at or prior to Closing;

(iv) The Purchaser shall have received evidence that holders of at least a majority of Registrable Shares (as defined in the Existing Registration Rights Agreement), on behalf of all holders of registration rights pursuant to the Existing Registration Rights Agreement, have consented to, or waived their rights in respect of, the transactions contemplated hereby;

(v) The Purchaser shall have received a certificate signed by the Chief Executive Officer of the Company (an “Officer’s Certificate”), dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchaser; and

(vi) The Purchaser shall have received an opinion of Goodwin Procter LLP, counsel for the Company (“Company Counsel”), dated as of the Closing Date, in a form reasonably satisfactory to the Purchaser.

3.	REPRESENTATIONS AND WARRANTIES AND CERTAIN COVENANTS

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports (other than any risk factor disclosures in any such SEC Reports or any forward-looking statements within the meaning of the Securities Act or the Exchange Act thereof), which disclosures serve to qualify these representations and warranties in their entirety (it being acknowledged that nothing disclosed in the SEC Reports shall be deemed to qualify or modify the representations and warranties set forth in Sections 3.1(b), (c), (d), (e), (f), (h), (j), (m), (o) and (jj)), the Company represents and warrants to the Purchaser that the statements contained in this Section 3.1 are true and correct as of the date hereof and as of the Closing Date:

(a) The Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(b) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business, to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder, including to issue, sell and deliver the Securities as contemplated herein. The Company is duly licensed or qualified to do business (where such concept is recognized under applicable law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary except for such failures to be licensed or to so qualify that would not be, individually or in the aggregate, material to the Company or its subsidiaries. True and complete copies of the Company’s certificate of incorporation and bylaws (the “Company Charter Documents”), each as amended to the date of this Agreement, are included in the SEC Reports.

(c) Each of the Company’s subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable law) under the laws of the jurisdiction of its organization. Each of the Company’s subsidiaries is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary except for such failures to be licensed or to so qualify that would not be, individually or in the aggregate, material to the Company or its subsidiaries.

(d) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and issued in compliance with all applicable law and will be free and clear of (i) all Liens, except for restrictions under any applicable securities laws (ii) statutory and contractual preemptive rights, rights of first refusal and similar rights and (iii) any restriction upon the voting thereof pursuant to the Delaware General Corporation Law or the Company’s Charter Documents or any agreement or other instrument to which the Company is a party. Assuming the accuracy of the representations and warranties set forth in Section 3.3, the offer, sale and issuance of the Securities pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations thereunder. Without limiting the foregoing, neither the Company nor any other Person authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Common Stock, and neither the Company nor any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Common Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Common Stock under this Agreement to be integrated with other offerings by the Company.

(e) This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by the Company and constitute the lawful, valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and general equitable principles. No further corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for any action required to be taken by the board of directors and the Company in connection with the filing of the Mandatory Registration Statement (as defined below).

(f) Neither the Company nor any subsidiary is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under, result in the termination of or a right of termination or cancellation under, result in the loss or any benefit or require a payment or incur a penalty under) (A) its respective charter or bylaws, or (B) any indenture, debenture, note, bond, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument (each, a “Contract”) to which it is a party or by which it or any of its properties may be bound or affected, or (C) any applicable federal, state, local or foreign law, regulation or rule, or (D) any applicable rule or regulation of any Governmental Authority, or (E) any decree, judgment, order, injunction, ruling or writ applicable to it or any of its properties, except, in the case of the foregoing clauses (B) for any such breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect.

(g) Neither the Company nor any subsidiary is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in Section 5.4 of this Agreement, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

(h) The execution, delivery and performance of this Agreement and the other Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under, result in the termination of or a right of termination or cancellation under, result in the loss or any benefit or require a payment or incur a penalty under) (or result in the creation or imposition of a Lien on any property or assets of the Company or any subsidiary pursuant to) (A) the charter or bylaws of the Company or any subsidiary, or (B) any Contract to which the Company or any subsidiary is a party or by which either of them or any of their respective properties may be bound or affected, or (C) any applicable federal, state, local or foreign law, regulation or rule, or (D) any applicable rule or regulation of any Governmental Authority, or (E) any decree, judgment, order, injunction, ruling or writ applicable to the Company or any subsidiary or any of their respective properties, except, in the case of the foregoing clauses (B) for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect.

(i) No approval, authorization, consent or order of or filing with any federal, state, local or foreign Governmental Authority having jurisdiction over the Company, or approval of the stockholders of the Company or any other Person, is required in connection with the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement and the other Transaction Documents, other than (i) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered, (ii) any listing applications and related consents or any notices required by Nasdaq in the ordinary course of the offering of the Securities, (iii) filings with the Commission under the Securities Act or (iv) filings with the Commission on Form 8-K with respect to this Agreement.

(j) The Company is authorized under its Certificate of Incorporation to issue 500,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). At the close of business on April 15, 2022 (the “Capitalization Date”), (i) 88,452,472 shares of Common Stock were issued of which 84,855,077 are outstanding shares of Common Stock and 3,597,395 are treasury shares, (ii) 19,842,079 shares of Common Stock were reserved and available for future issuance pursuant to the Company’s Stock Plans described in the SEC Reports, of which (A) 6,362,797 shares of Common Stock were subject to outstanding Company stock options, (B) 416,677 shares of Common Stock were subject to outstanding Company performance-based restricted stock units, (C) 3,098,034 shares of Common Stock were subject to outstanding Company restricted stock units, and (D) 9,964,571 shares of Common Stock were reserved and available for future purchase under the Company Stock Plans described in the SEC Reports, and (iii) no shares of Preferred Stock were outstanding. Since the Capitalization Date, there has not been any change in the Company’s capital stock, other than as a result of the exercise of stock options or the award of stock options or restricted stock units which were reserved for issuance as of the Capitalization Date as set forth in the first sentence of this Section 3.1(j), in each case, in the ordinary course of business pursuant to the Company’s Stock Plans described in the SEC Reports. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of such shares were issued in violation of the Company Charter Documents, any pre-emptive rights or any rights of any third parties, or any agreement to which the Company is a party and such shares were issued in compliance in all material respects with applicable law. Except as described in the first sentence of this Section 3.1(j), there are (w) no outstanding warrants, options, rights, pledges, calls, puts, phantom equity, preemptive rights or other rights, commitments, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity or voting securities of any kind, other than the issuance of Securities to the Purchaser contemplated by this Agreement, (x) no outstanding securities of the Company convertible into or exercisable or exchangeable for shares of capital stock of, or other equity or voting securities of any kind in, the Company (y) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment related to any capital stock of, or other equity or voting securities in, the Company and (z) no other obligations of the Company or any of its subsidiaries to make any payments based on the price or value of any of the items in the foregoing clauses (w), (x) and (y). There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them. The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Purchaser) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. Other than pursuant to this Agreement, (1) no Person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other securities in the Company, (2) no Person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other securities in the Company and (3) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities; no Person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock of or other securities in the Company, or to include any such shares or interests in the Resale Registration Statement or the offering contemplated by this Agreement, except any such right that has been validly waived in writing as of the date of this Agreement, copies of such waivers to have been made available to you; no Person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock of or other securities in the Company, or to include any such shares or interests in any other offering of securities of the Company. There are no outstanding agreements of any kind which obligate the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock or shares of any other capital stock of or other securities in the Company.

(k) All of the issued and outstanding capital stock or equity interests of the Company’s subsidiaries (i) have been duly authorized and validly issued and are fully paid and nonassessable, and such capital stock or equity interests were issued in compliance in all material respects with applicable law, (ii) are owned, directly or indirectly by the Company, free and clear of any Liens and (iii) are not subject to and have not been issued in violation of any stockholders agreement, proxy, voting trust or similar agreement, or any preemptive rights, rights of first refusal or similar rights of any Person.

(l) Each of the Company and each subsidiary (i) has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other Persons, in order to conduct their respective businesses, except where failure to have, make or obtain the same would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order, judgment injunction, ruling, or writ applicable to the Company or any subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect and (ii) is, and since January 1, 2020 has been, in compliance in all material respects with all federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law and any decree, order, judgment injunction, ruling, or writ applicable to the Company or any subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, be material to the Company or its subsidiaries.

(m) The Company’s Common Stock is registered under Section 12 of the Exchange Act. The Company has filed all required reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission pursuant to the Exchange Act (the “Company SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such Company SEC Documents prior to the expiration of any such extension. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act, the Sarbanes Oxley Act and, in each case, to the rules promulgated thereunder, as applicable, and none of the Company SEC Documents, when filed (or, if amended prior to the date of this Agreement, the date of filing of such amendment, with respect to the disclosures that are amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(n) The consolidated financial statements included in or incorporated by reference in the Company SEC Documents, together with the related notes and schedules, (i) present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated subsidiaries for the periods specified, (ii) have been prepared in compliance in all material respects with the requirements of the Securities Act, the Exchange Act and with the published rules and regulations of the Commission with respect thereto and (iii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments, which are not reasonably expected to be materially adverse individually or in the aggregate to the Company and its subsidiaries, taken as a whole, and the exclusion of certain footnotes. As of the date of this Agreement, there is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable law to be disclosed by the Company in its Company SEC Documents and is not so disclosed.

(o) There are no actions, suits, disputes, claims, investigations, arbitrations or proceedings pending to which the Company or any subsidiary or, to the Company’s knowledge, any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by Governmental Authority, and, to the Company’s knowledge, no such actions, suits, disputes, claims, investigations, arbitrations or proceedings are threatened, except any such action, suit, dispute, claim, investigation, arbitration or proceeding which, if resolved adversely to the Company or any subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect. There is no outstanding decree, judgment, order, injunction, ruling or writ of any Governmental Authority imposed on the Company or any of its subsidiaries or any of their respective assets.

(p) Ernst & Young LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements included in the SEC Reports, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(q) Each stock option granted under any equity incentive plan of the Company (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating” or similar practice with respect to the effective date of such grant, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof or by an executive officer pursuant to Section 157(c) of the Delaware General Corporation Law) of the Company and (iii) has been properly accounted for in the Company’s financial statements in accordance with GAAP and disclosed in the Company’s filings with the Commission.

(r) Since December 31, 2021 (the “Balance Sheet Date”), (i) the business of the Company and its subsidiaries has been carried on and conducted in all material respects in the ordinary course of business, (ii) there has not been any material adverse change, or any development that would be reasonably expected to result in a material adverse change, in the business, properties, management, financial condition or results of operations of the Company and any subsidiary taken as a whole, (iii) there has not been any transaction to which the Company is a party which is material to the Company and any subsidiary taken as a whole, (iv) there has not been any obligation or liability of any nature, whether accrued, absolute, direct, contingent or otherwise (including any off-balance sheet obligations), incurred by the Company or any subsidiary, which is material to the Company and any subsidiary taken as a whole, (v) there has not been any change in the capital stock or outstanding indebtedness of the Company or any subsidiary (other than the issuance of shares of Common Stock upon exercise of stock options or vesting of restricted stock units granted under Stock Plans in existence on the date hereof and the grant of awards under Stock Plans in existence on the date hereof, in each case in the ordinary course of business) or (vi) there has not been any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. Neither the Company nor any of its subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, to be reflected on a consolidated balance sheet of the Company and its consolidated subsidiaries (including the notes thereto) except liabilities (A) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of the Balance Sheet Date included in the Company SEC Documents, (B) incurred after the Balance Sheet Date in the ordinary course of business and that do not arise from any breach of a Contract or breach of law, (C) as expressly contemplated by this Agreement or otherwise incurred in connection with the Transactions or the Acquisition, (D) that have been discharged or paid prior to the date of this Agreement or (E) as would not, individually or in the aggregate, have had a Material Adverse Effect.

(s) Each of the Company and each subsidiary has good title to all personal and real property that is used or held for use by the Company or its subsidiaries, free and clear of all Liens, except those that do not materially interfere with the use or proposed use of such property by the Company or any subsidiary, respectively, or as would not materially or adversely affect the value of such property; all the real property held under lease by the Company or any subsidiary is held thereby under valid, subsisting and enforceable leases and neither the Company nor any subsidiary, nor to the Company’s knowledge, any other party to such lease is in default in any material respect under such lease.

(t) (i) the Company or any subsidiary owns the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information (collectively, “Owned Intellectual Property”) described in the SEC Reports as being owned by it and owns or has obtained valid and enforceable licenses for, or other rights to use, all Intellectual Property used in, or necessary for, the conduct of the businesses of the Company and any subsidiary as currently conducted or as proposed to be conducted (collectively, “Company Intellectual Property”); (ii) there are no Persons who have, or, to the Company’s knowledge, will be able to establish, rights to use any Company Intellectual Property that is owned or purported to be owned by the Company or any subsidiary, and, to the Company’s knowledge, no Person has any ownership interest in or to any Company Intellectual Property that is exclusively licensed to the Company or any subsidiary, except for, and to the extent of, the ownership rights of the owners of the Company Intellectual Property which the SEC Reports disclose is licensed to the Company or any subsidiary; (iii) the Company and its subsidiaries has not, in the past five years, infringed, misappropriated or otherwise violated any Intellectual Property of any Person except as would not, individually or in the aggregate, be material to the Company or any of its subsidiaries, (iv) to the Company’s knowledge, there is no infringement, misappropriation or other violation by any Person of any Owned Intellectual Property; (v) neither the Company nor any subsidiary has received any notice from, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by, others challenging the Company’s or any subsidiary’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (vi) neither the Company nor any subsidiary has received any notice from, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by, others challenging the validity, enforceability or scope of any Owned Intellectual Property; and (vii) neither the Company nor any subsidiary has received any notice from, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by, others that the Company or any subsidiary infringes, misappropriates or otherwise violates, or would, upon the commercialization of any product or service described in the SEC Reports as under development, infringe, misappropriate or violate, any Intellectual Property of others, except, in the case of the foregoing clauses (iv) through (vii), as would not be, individually or in the aggregate, or reasonably be expected to have a be material to the Company and its subsidiaries, taken as a whole.

(u) Neither the Company nor any subsidiary is or has engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, be expected to be material to the Company and its subsidiaries, taken as a whole, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any subsidiary before the National Labor Relations Board or any other Governmental Authority, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any subsidiary or any existing or imminent disturbance by, or dispute with, the employees of the Company or any subsidiary or any of their respective principal suppliers, contractors or customers and (C) no union representation dispute currently existing concerning the employees of the Company or any subsidiary, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any subsidiary and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any subsidiary.

(v) The Company and each subsidiary and their respective properties, assets and operations are in compliance with, and the Company and any subsidiary hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that would reasonably be expected to give rise to any material costs or liabilities to the Company or any subsidiary under, or to interfere with or prevent compliance by the Company or any subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any subsidiary (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree, injunction, ruling, writ or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(w) Except as would not, individually or in the aggregate, have a Material Adverse Effect: (a) all tax returns (including any reports, information returns and claims for refund, together with any schedules, attachments or amendments thereto) (“Tax Returns”) required to be filed by the Company or any subsidiary have been timely filed, and all such Tax Returns are true, complete and correct, (b) all taxes, imposts, levies, duties and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto (“Taxes”) due or claimed to be due from such entities (whether or not shown on any Tax Return) have been timely paid, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided, (c) no examination or audit of any Tax Return relating to Taxes of the Company or any of its subsidiaries or with respect to any Taxes due from the Company or any of its subsidiaries by any governmental authority is currently in progress or threatened in writing, (d) none of the Company or any of its subsidiaries has liability for any other Person (other than the Company and its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor or by contract or otherwise and (e) none of the Company or any of its subsidiaries has engaged in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(x) The Company maintains insurance covering the properties, operations, personnel and businesses of the Company and any subsidiary as the Company reasonably deems adequate to insure against such losses and risks in accordance with customary industry practice to protect the Company and any subsidiary and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of the Closing; the Company has no reason to believe that it will not be able to renew any such insurance as and when such insurance expires or obtain similar coverage at reasonable cost from similar insurers.

(y) Neither the Company nor any subsidiary has sent any communication or received any written communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the SEC Reports, and no such termination or non-renewal has been threatened by the Company or any subsidiary or, to the Company’s knowledge, threatened by any other party to any such contract or agreement.

(z) The Company has established and maintains, and at all times since January 1, 2020 has maintained, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) The Company has established and maintains, and at all times since January 1, 2020 has maintained, “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and (ii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over and procedures relating to financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case, which has not been subsequently remediated (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law). Since January 1, 2020, there has not been any fraud, whether or not material, that involves management or other employees of the Company or any if its subsidiaries who have a significant role in the Company’s internal controls over financial reporting.

(bb) Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the SEC Reports has been made or reaffirmed with a reasonable basis and in good faith.

(cc) All statistical or market-related data included in the SEC Reports are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(dd) Neither the Company nor any subsidiary nor any of their respective directors or officers, affiliates or controlling Persons has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ee) The interactive data in eXtensible Business Reporting Language included in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) The Company, each of its subsidiaries, and, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any subsidiary, is and for the last five years has been, in compliance in all material respects with (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”) and (ii) any other laws that address anti-corruption, anti-bribery, or anti-terrorism applicable to the Company and its subsidiaries (the “Anti-Corruption Laws”); and the Company and any subsidiary and, to the knowledge of the Company, their respective affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(gg) The operations of the Company and any subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company or any subsidiary with respect to the Money Laundering Laws or the Anti-Corruption Laws is pending or, to the Company’s knowledge, threatened.

(hh) Neither the Company nor any subsidiary nor any of their respective affiliates, directors, officers, nor to the knowledge of the Company, any agent or employee of the Company or any subsidiary is located, organized or resident in a country or territory that is the subject or target of, or is subject to, any sanctions administered or enforced by the Office of Foreign Assets Control (“OFAC”) of the United States Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority and each of the Company, its subsidiaries and, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any subsidiary, is and for the last five years has been in compliance with all laws or other financial restrictions administered by such sanctions authorities; and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person for the purpose of financing the activities of any Person that is the target of sanctions administered or enforced by such authorities or in connection with any country or territory that is the target of country- or territory-wide OFAC sanctions (including Iran, Syria, Cuba, North Korea, and the Crimea Region of Ukraine) or otherwise in violation of any Anti-Corruption Laws or Money-Laundering Laws.

(ii) The Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting of the Common Stock from Nasdaq, nor has the Company received any notice from the Commission or Nasdaq that the Commission or Nasdaq is contemplating terminating such registration or delisting of the Common Stock and is in compliance with all listing and continued listing standards of Nasdaq.

(jj) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the 1933 Act, any person listed in the first paragraph of Rule 506(d)(1). The Company is not aware of any Person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities pursuant to this Agreement. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

(kk) No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its subsidiaries.

(ll) The Company has promptly, thoroughly and impartially investigated all harassment (including sexual harassment), discrimination or retaliation allegations of which it has been made aware in the past five (5) years. With respect to any such allegation with potential merit, the Company has taken prompt corrective action reasonably calculated to prevent further improper action. The Company reasonably expects no material liabilities with respect to any such allegations. To the Company’s knowledge, no allegation of harassment (including sexual harassment) or discrimination has ever been made (i) against any executive officer of the Company or (ii) reflecting a pattern of activity at the Company. The Company is not currently seeking, and within the past five (5) years has not entered into, any settlement agreement that relates primarily to an allegation of harassment (including sexual harassment) or discrimination (x) committed by any current or former executive officer of the Company or (y) reflecting a pattern of activity at the Company.

(mm) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

(nn) The Holders listed on the signature pages to the Registration Rights Waiver delivered to the Purchaser in accordance with Section 2.2(c)(iv) constitute the holders of the majority of the Registrable Shares (as such term is defined in the Existing Registration Rights Agreement).

3.2 Covenants of the Company. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchaser at the Closing, pursuant to this Agreement under applicable securities or blue sky laws of the states of the United States (or to obtain an exemption from such qualification), and, if requested by the Purchaser, shall provide evidence of any material action so taken to the Purchaser on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or blue sky laws of the states of the United States following the Closing Date.

3.3 Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby represents, warrants and covenants to the Company as of the date hereof and as of the Closing:

(a) (i) The Purchaser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite legal and corporate or other power and capacity to execute and deliver this Agreement and to perform its obligations hereunder and has taken all requisite corporate action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, including to purchase the Securities; and (ii) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (B) as limited by equitable principles generally.

(b) At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501 of the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities. The Purchaser acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities and (B) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(c) The Purchaser is purchasing the Securities for its own account, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. The Purchaser understands that its acquisition of the Securities has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. The Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities.

(d) The Purchaser represents and acknowledges that it has not been solicited to offer to purchase or to purchase any Securities by means of any general solicitation or advertising within the meaning of Regulation D under the Securities Act.

(e) The Purchaser represents that it is not a Person of the type described in Section 506(d) of Regulation D under the Securities Act that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D under the Securities Act.

(f) The Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities. The Purchaser further acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

(g) The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors and made such investigations as the Purchaser, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(h) As of the Closing Date, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, engaged in any purchases or sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) since the time that the Purchaser was first contacted by the Company, or any other Person regarding the transactions contemplated hereby. The Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any purchases or sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(i) The Purchaser will hold in confidence all information concerning this Agreement and the sale and issuance of the Securities until the Company has made a public announcement concerning this Agreement and the sale and issuance of the Securities, which shall be made not later than 9:00 a.m. New York City time on the first Trading Day immediately after the signing of this Agreement.

(j) The Purchaser understands that no United States federal or state agency or any other Governmental Authority has passed upon or made any recommendation or endorsement of the Securities.

(k) Legend.

(i) The Purchaser understands that the Securities shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR

TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.”

(ii) Upon request from the Purchaser, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that the legend is no longer required under the Securities Act and applicable securities laws, the Company shall promptly cause the removal of the legend from any such certificate. The Company shall, at its sole expense, upon appropriate notice from the Purchaser stating that Registrable Shares have been sold pursuant to an effective Registration Statement, timely prepare and deliver certificates or book-entry shares representing the Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates or book-entry shares shall be free of any restrictive legends and in such denominations and registered in such names as the Purchaser may request. Further, the Company shall, at its sole expense, cause its legal counsel or other counsel satisfactory to the transfer agent: (i) while the Registration Statement is effective, to issue to the transfer agent a “blanket” legal opinion to allow sales without restriction pursuant to the effective Registration Statement, and (ii) provide all other opinions as may reasonably be required by the transfer agent in connection with the removal of legends, including, without limitation, any regulation in connection with the removal of legends pursuant to the next sentence. The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of, any legend from such Securities, following the delivery by the Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Securities: (A) following any sale of such Securities pursuant to Rule 144, (B) if such Securities are eligible for sale under Rule 144(b)(1), or (C) following the time that the Registration Statement is declared effective. If a legend removal request is made pursuant to the foregoing, the Company will, no later than two business days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Securities (or a request for legend removal, in the case of Securities issued in book-entry form), deliver or cause to be delivered to the Purchaser a certificate representing such Securities that is free from all restrictive legends or an equivalent book-entry position, as requested by the Purchaser. Certificates for Securities free from all restrictive legends may be transmitted by the Company’s transfer agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) as directed by the Purchaser. The Company warrants that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If a the Purchaser effects a transfer of the Securities in accordance with this Section 3.3(k)(ii), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Purchaser to effect such transfer. The Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 3.3(k)(ii) is predicated upon the Company’s reliance that the Purchaser will sell any such Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(l) Immediately prior to the Closing, the Purchaser, together with its affiliates and any other Persons acting as a group together with the Purchaser and any of its affiliates, beneficially owned the number of shares of Common Stock set forth on the Purchaser’s signature page attached hereto (as such ownership is calculated pursuant to Section 13 of the Exchange Act).

(m) If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

4.	REGISTRATION RIGHTS

4.1 Definitions. For the purpose of this Section 4:

(a) the term “Resale Registration Statement” shall mean any registration statement required to be filed by Section 4.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and

(b) the term “Registrable Shares” means the (i) Shares, and (ii) any other shares of Common Stock issued as a dividend or other distribution with respect to, in exchange for, or in replacement of the Shares or otherwise held by the Purchaser and its affiliates; provided, however, that a security shall cease to be a Registrable Share upon the earliest to occur of the following: (A) a Resale Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Resale Registration Statement, (B) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company, (C) both (1) such security is eligible to be sold pursuant to Rule 144 without condition or restriction, including without any limitation as to volume of sales, and without the Holder complying with any method of sale requirements or notice requirements under Rule 144 and (2) the Purchaser and its affiliates hold less than two percent (2%) of the Company’s Common Stock on a fully diluted basis, or (D) such security shall cease to be outstanding following its issuance.

4.2 Registration Procedures and Expenses. The Company shall:

(a) use its commercially reasonable efforts to prepare and file a Resale Registration Statement (the “Mandatory Registration Statement”) with the Commission on or before the date 45 days following the Closing Date (the “Filing Date”) to register all of the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under Commission Rule 415) or, if the Company is not then eligible to use From S-3, Form S-1, and to provide the Purchaser with a copy of such draft Mandatory Registration Statement for review not less than five business days before filing, provided further that any Resale Registration Statement (as defined below) shall provide for the method or methods of resale or distribution specified or requested by the Purchaser and its affiliates;

(b) use its commercially reasonable efforts to cause such Mandatory Registration Statement to be declared effective within the earlier of (i) 30 days following the Filing Date (or, in the event the Staff reviews and has written comments to the Mandatory Registration Statement, within 120 days following the Closing Date) and (ii) the fifth business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Mandatory Registration Statement will not be “reviewed” or will not be subject to further comments from the Staff (the earlier of the foregoing or the applicable date set forth in Section 4.2(h), the “Effectiveness Deadline”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of such Mandatory Registration Statement;

(c) notwithstanding anything contained in this Agreement to the contrary, in the event that the Commission limits the amount of Registrable Shares or otherwise requires a reduction in the number of Registrable Shares that may be included and sold by the Purchaser in the Mandatory Registration Statement (in each case, subject to Section 4.3), then the Company shall prepare and file (i) within 20 business days of the first date or time that such excluded Registrable Shares may then be included in a Resale Registration Statement if the Commission shall have notified the Company that certain Registrable Shares were not eligible for inclusion in the Resale Registration Statement or (ii) in all other cases, within 20 days following the date that the Company becomes aware that such additional Resale Registration Statement is required (the “Additional Filing Date”), a Resale Registration Statement (any such Resale Registration Statement registering such excluded Registrable Shares, an “Additional Registration Statement” and, together with the Mandatory Registration Statement, a “Resale Registration Statement”) to register any Registrable Shares that have been excluded (or, if applicable, the maximum number of such excluded Registrable Shares that the Company is permitted to register for resale on such Additional Registration Statement consistent with Commission guidance), if any, from being registered on the Mandatory Registration Statement;

(d) use its commercially reasonable efforts to cause any such Additional Registration Statement to be declared effective as promptly as practicable following the Additional Filing Date, such efforts to include, without limiting the generality of the foregoing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of any such Additional Registration Statement;

(e) prepare and file with the Commission such amendments and supplements to such Resale Registration Statements and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statements continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 4.6 below, subject to the Company’s right to suspend pursuant to Section 4.5;

(f) furnish to the Purchaser such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchaser;

(g) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Purchaser and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of the Resale Registration Statements; provided, however, that the Company shall not be required in connection with this Section 4.2(g) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(h) upon notification by the Commission that the Resale Registration Statement will not be reviewed or is not subject to further review by the Commission, the Company shall within five business days following the date of such notification request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two business days later);

(i) upon notification by the Commission that the Resale Registration Statement has been declared effective by the Commission, the Company shall file the final prospectus under Rule 424 of the Securities Act (“Rule 424”) within the applicable time period prescribed by Rule 424 and upon the request of the Purchaser or its affiliates, any prospectus supplement required or requested in connection with the disposition of the Registrable Shares ;

(j) advise the Purchaser promptly:

(i) of the effectiveness of the Resale Registration Statement or any post-effective amendments thereto;

(ii) of any request by the Commission for amendments to the Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

(iv) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the prospectus in order to make the statements therein not misleading;

(k) cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed;

(l) enter into reasonable and customary agreements (including an underwriting or other agreement in form customary in the securities business for companies of the size and investment stature of the Company) and use commercially reasonable efforts to take such other actions as are reasonably required or reasonably requested by the Purchaser or underwriter in order to expedite or facilitate the disposition of any Registrable Shares pursuant to a Registration Statement;

(m) otherwise use commercially reasonable efforts (i) to comply with all applicable rules and regulations of the SEC to the extent necessary to permit it to lawfully fulfill its obligations under this Agreement, and (ii) to make available to its security holders, as promptly as reasonably practicable, an earnings statement covering a period of twelve months, beginning upon the first disposition of Registrable Securities pursuant to a Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

(n) bear all expenses in connection with the procedures in paragraphs (a) through (m) of this Section 4.2 and Section 4.3 and the registration of the Registrable Shares on such Resale Registration Statement (including, without limitation, all its legal, accounting, printing, filing and other fees and expenses incurred by the Purchaser and the fees and expenses of a law firm representing the Purchaser up to $100,000) and for the satisfaction of the blue sky laws of such states.

4.3 Rule 415; Cutback.

If at any time the staff of the Commission (“Staff”) takes the position that the offering of some or all of the Registrable Shares in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires the Purchaser to be named as an “underwriter,” the Company shall (in consultation with legal counsel to the Purchaser) use its commercially reasonable efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Purchaser is not an “underwriter;” provided, that if the Commission or another regulatory agency requests that the Purchaser be identified as a statutory underwriter in the Registration Statement, the Purchaser will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 4.3, the Staff refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name the Purchaser as an “underwriter” in such Registration Statement without the prior written consent of the Purchaser. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 4 shall again be applicable to such Cut Back Shares; provided, however, that (x) the Filing Deadline for the Registration Statement including such Cut Back Shares shall be 10 business days after such Restriction Termination Date, and (y)

the Effectiveness Deadline with respect to such Cut Back Shares shall be the 90th day immediately after the Restriction Termination Date or the 120th day if the Staff reviews such Registration Statement (but in any event no later than ten business days from the Staff indicating it has no further comments on such Registration Statement).

4.4 Indemnification.

(a) The Company agrees to indemnify and hold harmless the Purchaser, and the partners, members, officers and directors of the Purchaser and each Person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage or liability (collectively, “Loss”) to which they may become subject (under the Securities Act or otherwise) insofar as such Loss (or actions or proceedings in respect thereof) arises out of, or is based upon, any breach of this Agreement by the Company or any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Resale Registration Statement or this Agreement or otherwise and the Company will, as incurred, reimburse the Purchaser, and its partners, members, officers, directors or controlling Persons for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such Loss arises out of, or is based upon: (i) an untrue statement or omission or alleged untrue statement or omission made in such Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser, or its partners, members, officers, directors or controlling Persons with respect to themselves specifically for use in preparation of the Resale Registration Statement; or (ii) any sale by the Purchaser of Registrable Shares in breach Section 3.3 of this Agreement by the Purchaser.

(b) The Purchaser agrees to indemnify and hold harmless the Company (and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Resale Registration Statement and each director of the Company), from and against any Loss to which the Company (or any such officer, director or controlling Person) may become subject (under the Securities Act or otherwise), insofar as such Loss (or actions or proceedings in respect thereof) arises out of, or is based upon, any breach of this Agreement by the Purchaser or untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser with respect to themselves specifically for use in preparation of the Resale Registration Statement, and the Purchaser will reimburse the Company (and each of its officers, directors or controlling Persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity paid in the aggregate by the Purchaser and its affiliates under this Section 4.4(b) be greater in amount than the dollar amount of the net proceeds received by the Purchaser upon the sale of such Registrable Shares less the Purchase Price.

(c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(d) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses at any time and from time to time exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall promptly reimburse the indemnified party for such difference as incurred; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

(e) If the indemnification provided for in this Section 4.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Loss referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder other than the Company be greater in amount than the dollar amount of the net proceeds received by such indemnifying party upon the sale of such Registrable Shares less the Purchase Price.

4.5 Prospectus Suspension. The Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to the Resale Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed 30 days in any 12 month period and that, in the good faith judgment of the Company’s board of directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect upon the Company or its stockholders.

4.6 Termination of Obligations. The obligations of the Company pursuant to Section 4.2 hereof shall cease and terminate, with respect to any Registrable Shares, upon the earlier to occur of (a) such time such Registrable Shares have been resold, or (b) such time as such Registrable Shares no longer remain Registrable Shares pursuant to Section 4.1(b) hereof.

4.7 Reporting Requirements.

(a) With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Shares to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) so long as the Purchaser owns Registrable Shares, to furnish to the Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to Commission Form S-3, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (C) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144.

4.8 Blue Sky. The Company shall obtain and maintain all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of Registrable Shares.

5.	OTHER AGREEMENTS OF THE PARTIES

5.1 Integration. Except as contemplated by the terms of this Agreement, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares such that the rules of Nasdaq would require shareholder approval of this transaction prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

5.2 Securities Laws Disclosure; Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Purchaser without the prior written consent of the Company (in the case of a release or announcement by the Purchaser) or the Purchaser (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Purchaser, as the case may be, shall allow the Purchaser or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Subject to the foregoing, the Company shall: (a) promptly following the Closing, issue a press release, in a form reasonably acceptable to Purchaser, disclosing the material terms of the purchase and sale of the Securities contemplated hereby promptly following the execution and delivery hereof (the “Press Release”), and (b) by 5:30 p.m. (New York City time) on the fourth Trading Day following the date hereof, file a Current Report on Form 8-K, in a form reasonably acceptable to Purchaser, disclosing the material terms of the purchase and sale of the Securities contemplated hereby (the “Form 8-K”).

5.3 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares.

5.4 Transfer Taxes. The Company shall pay any and all documentary, stamp, similar issue or transfer Tax due on the issuance and delivery of the Shares.

6.	MISCELLANEOUS

6.1 Termination and Survival. (a) This Agreement may be terminated at any time prior to the Closing (i) by mutual written consent of the Company and the Purchaser, and (ii) by the Purchaser by written notice to the Company, if the Closing has not been consummated within ten calendar days from the Effective Date provided that the right to terminate will not be available to the Purchaser if the breach of the Purchaser’s representations and warranties set forth in this Agreement or failure by the Purchaser to perform any of its obligations under this Agreement has been the principal cause of or primarily resulted in the Closing not being consummated during the period specified in this Section 6.1(a)(ii) the Purchaser; provided further, however, that no such termination will affect the right of any party to sue for, and will not relieve any party hereto from liability for damages resulting from, any breach by the other party (or parties) of any representation, warranty, covenant or agreement in this Agreement prior to the date of termination or from Fraud, and, upon such termination pursuant to this Section 6.1, any purchase price wired to the Company by the Purchaser shall be promptly returned to the Purchaser, but in no event later than the second Trading Day following such termination. (b) All of the covenants or other agreements of the parties contained in this Agreement that by their terms are to be performed following the Closing shall survive the Closing until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. The representations and warranties contained in this Agreement shall survive the Closing for 24 months following the Closing provided that, the warranties and representations contained in Sections 3.1(b), (c), (d), (e), (h), (i), (j), and (kk) and Section 3.3(a), shall survive indefinitely.

6.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter hereof and thereof.

6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective upon actual receipt via mail, courier or confirmed email by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by (a) the Company and (b) the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (other than by merger).

6.8 Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 6.8. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its subsidiaries, affiliates or representatives, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages in respect of this Agreement from, any Person that is not a party to this Agreement.

6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced, heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any such legal proceeding, any state or federal court within the State of Delaware) and each party hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction to the fullest extent permitted by applicable law. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

6.14 Remedies. The Purchaser and the Company shall be entitled to exercise all rights provided herein or granted by law, including recovery of damages, for any breach of the Transaction Documents. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to cause the Closing to occur. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 6.9 without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 6.14), this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither the Company nor the Purchaser would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.14 shall not be required to provide any bond or other security in connection with any such order or injunction.

6.15 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

6.16 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.17 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CASA SYSTEMS, INC.

By:	/s/ Jerry Guo
Name:	Jerry Guo
Title:	CEO

Address for Notice:
Casa Systems, Inc.
100 Old River Road
Andover, MA 01810

Attention: General Counsel
Email: legal@casa-systems.com

Signature Page to

Securities Purchase Agreement of

Casa Systems, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VERIZON VENTURES LLC

By:	/s/ Christopher J. Bartlett
Name:	Christopher J. Bartlett
Title:	Chairman and Chief Investment Officer

Address:
One Verizon Way,
Basking Ridge,
NJ 07920

Shares Beneficially
Owned Prior to
Closing: 6,170

Contact:	Christopher J. Bartlett
Michael Rosenblat

Email:	christopher.bartlett@verizon.com
michael.rosenblat@verizon.com

Signature Page to

Securities Purchase Agreement of

Casa Systems, Inc.

Exhibit A

Closing Schedule

Purchaser Name	Number of Shares to be Purchased	Aggregate Purchase Price of Securities ($)
Verizon Ventures LLC	9,323,000	$39,529,520